Exhibit 99.1


Investor Contact: Alex Lewis
                  877-784-7167

Media Contact:    Debbie Atkins                                 NEWS RELEASE
                  864-597-8361


                     DENNY'S REPORTS MARCH SAME-STORE SALES

         Spartanburg, S.C., April 7, 2005 - Denny's Corporation (OTCBB:DNYY) today reported same-store sales for its company-owned Denny's restaurants during the five-week period and quarter ended March 30, 2005, compared with the related periods in fiscal year 2004.

                                       Five Weeks              13 Weeks
   Sales:                              March 2005              Q1-2005
   ---------------------------      ----------------       ---------------
   Same-Store Sales                       6.6%                   6.3%
     Guest Check Average                  3.1%                   3.2%
     Guest Counts                         3.3%                   3.0%


   Restaurant Counts:                   3/30/05                12/29/04
   ---------------------------      ----------------       ----------------
     Company-owned                         549                    553
     Franchised and Licensed             1,036                  1,050
                                    ----------------       ----------------
                                         1,585                  1,603


         Denny's is America's largest full-service family restaurant chain, consisting of 549 company-owned units and 1,036 franchised and licensed units, with operations in the United States, Canada, Costa Rica, Guam, Mexico, New Zealand and Puerto Rico. For further information on Denny's, including news releases, links to SEC filings and other financial information, please visit our website at www.dennys.com.